                          SCHEDULE 14A (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                                   GETCHELL GOLD CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                 April 3, 1998

Getchell Gold Corporation

5460 South Quebec Street

Suite 240

Englewood, Colorado 80111

Dear Stockholder:

    You are cordially invited to attend the Company's Annual Meeting of Stockholders on Thursday, May 14, 1998. The meeting will begin promptly at 10:00 a.m. local time at the Embassy Suites Hotel, 10250 E. Costilla Avenue, Englewood, Colorado.

    You are urged to consider the enclosed materials and to sign and return your proxy promptly in the enclosed, postage prepaid envelope, even if you plan to attend the meeting. Any stockholder giving a proxy has a right to revoke it at any time before it is voted.

    The official Notice of Meeting, proxy statement and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the proxy statement.

    The vote of every stockholder is important. Please sign, date and promptly mail your proxy. The Board of Directors and management look forward to greeting those stockholders who are able to attend.

                                          Sincerely,

                                          /s/ Donald S. Robson

                                          Donald S. Robson

                                          SECRETARY

                           GETCHELL GOLD CORPORATION
                            5460 SOUTH QUEBEC STREET
                                   SUITE 240
                           ENGLEWOOD, COLORADO 80111

                            ------------------------

                                 APRIL 3, 1998

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

    The Annual Meeting of Stockholders of Getchell Gold Corporation will be held at the Embassy Suites Hotel, 10250 E. Costilla Avenue, Englewood, Colorado, on Thursday, May 14, 1998, at 10:00 a.m. local time, for the following purposes:

(1) To elect three Directors of Getchell Gold Corporation to serve for a term of three years and until their successors are duly elected and qualified;

(2) To approve the 1998 Stock Option Plan for Outside Directors;

(3) To approve an amendment to the 1996 Long Term Equity Incentive Plan;

(4) To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for 1998; and

(5) To transact such other business as may be properly brought before the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Donald S. Robson

                                          Donald S. Robson

                                          SECRETARY

                           GETCHELL GOLD CORPORATION
                        5460 S. QUEBEC STREET, SUITE 240
                           ENGLEWOOD, COLORADO 80110

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 1998

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                            SOLICITATION OF PROXIES

    This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Getchell Gold Corporation, a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Embassy Suites Hotel, 10250
E. Costilla Avenue, Englewood, Colorado on Thursday, May 14, 1998, at 10:00 a.m. local time. Only stockholders of record at the close of business on March 30, 1998 are entitled to notice of and to vote at the Annual Meeting.

    Returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so. Stockholders may revoke their proxies by delivering a written notice of revocation to the Secretary of the Company at any time prior to the exercise thereof, by the execution of a later-dated proxy by the same person who executed the prior proxy with respect to the same shares or by attendance at the Annual Meeting and voting in person by the person who executed the prior proxy.

    The enclosed proxy is being solicited by the Board of Directors of the Company. The solicitation will be primarily by mail but may also include telephone, telegraph or oral communication by officers or regular employees of the Company. Officers and employees will receive no additional compensation in connection with the solicitation of proxies. Morrow and Co. Inc. will perform services related to distribution of proxy materials to banks, brokerage houses and other nominee holders for an approximate fee of $7,500. All costs of soliciting proxies will be borne by the Company. The approximate mailing date of the proxy statement and proxy to stockholders is April 3, 1998.

    All proxies will be voted as specified. In the absence of specific instructions, proxies will be voted FOR:

    (1) the election of three Directors of the Company to serve for a term of three years and until their successors are duly elected and qualified;

    (2) the approval of the 1998 Stock Option Plan for Outside Directors;

    (3) the amendment of the 1996 Long Term Equity Incentive Plan;

    (4) the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for 1998; and

    (5) the approval of all other matters by the persons named in the proxies in accordance with their judgment.

    * PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THE PROXY. STOCKHOLDERS RECEIVING MORE THAN ONE PROXY BECAUSE OF SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES MUST COMPLETE AND RETURN EACH PROXY IN ORDER TO VOTE ALL SHARES TO WHICH ENTITLED.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    RECORD DATE. Stockholders of record at the close of business on March 30, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

    SHARES OUTSTANDING. As of March 27, 1998, a total of 30,786,351 shares of the Company's Common Stock (the "Common Stock") were outstanding and entitled to vote.

    VOTING RIGHTS AND PROCEDURES. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. The Company's Bylaws require the presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote to constitute a quorum to convene the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (I.E., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

    STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING. Proposals from stockholders intended to be included in the Company's proxy statement for the 1999 Annual Meeting must be received by the Secretary of the Company on or before December 31, 1998, and may be omitted unless the submitting stockholder meets certain requirements. It is suggested that the proposal be submitted by certified mail, return-receipt requested.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

    The Company's Certificate of Incorporation and Bylaws authorize a Board comprised of not less than one nor more than fifteen members. Within the limits specified above, the number of Directors is determined by a resolution of the Board or by the stockholders at the Annual Meeting. Pursuant to a resolution adopted by the Board on May 10, 1995, the authorized number of members of the Board has been set at ten. The Bylaws provide that no person would be elected to serve on the Board after attaining the age of sixty-nine and that any Director elected after June 13, 1996 would be required to tender his resignation upon attaining the age of 70 or exceeding a total term of nine years. The Board is divided into three classes designated as Class 1, Class 2 and Class 3, each of which is to be as nearly equal in number as possible. Normally, each Director serves for a term ending on the date of the third Annual Meeting following the meeting at which such Director was elected. However, if a Director is being elected to replace a Director who has resigned for any reason, the newly elected Director will be elected to serve the remainder of the replaced Director's term.

    Set forth below for each nominee for election as a Director and for each continuing Director who is not a nominee, based on information supplied by him, are his name, age as of the date of the Annual Meeting, any presently held positions with the Company, principal occupation now and for the past five years, other directorships in public companies and tenure of service with the Company as a Director.

NOMINEES FOR ELECTION AS DIRECTORS

    PETE INGERSOLL is the principal partner of Ingersoll, Parker & Longabaugh, a mining consulting firm. He is a member of the Compensation, Human Resource and Director Affairs Committee. Mr. Ingersoll is also a Director of Stillwater Mining Company, a platinum and palladium mining company.

    Director Since: 1994
    Term of Office: Three Years
    Age: 67

    WILLIAM E. NETTLES is the Chairman and Chief Executive Officer of Stillwater Mining Company and has been since October 1997. From 1995 to October 1997, Mr. Nettles served as Vice President and Chief

Financial Officer of Engelhard Corporation ("Engelhard"), a producer of catalysts, pigments, environmental technologies and precious metal-based products and services, and from 1982 through 1994 he served as Vice President and General Manager of various groups at Engelhard.

    Term of Office: Three Years
    Age: 54

    G. W. THOMPSON has been President and Chief Executive Officer of the Company since September 1994. He was a private investor and consultant in the mining business from May 1992 until September 1994.

    Director Since: 1994
    Term of Office: Three Years
    Age: 56

CONTINUING DIRECTORS

    WALTER A. DREXEL is a private investor. From September 1987 to June 1996, he was part owner of the Chicago Central and Pacific Railroad. He is a member of the Compensation, Human Resource and Director Affairs Committee.

    Director Since: 1995
    Term Expires: 1999
    Age: 67

    JOHN RACICH is a mining consultant. He retired in 1989 as Senior Vice President and Chief Financial Officer of Placer Dome Inc., a gold mining company. He is Chairman of the Audit, Budgeting and Finance Committee.

    Director Since: 1996
    Term Expires: 1999
    Age: 62

    CHARLES E. STOTT, JR. is a mining consultant. From 1994-1995, he was President and Chief Executive Officer of Gold Capital Corporation, a gold mining company. From 1993-1994, he was Executive Vice President, American Mine Services Inc., a mining contracting and engineering firm. From 1990-1993, he was President and Chief Executive Officer of Horizon Resources Corporation, a mining company. He is a member of the Compensation, Human Resource & Director Affairs Committee.

    Director Since: 1996
    Term Expires: 1999
    Age: 64

    R. MICHAEL SUMMERFORD is Vice President and Chief Financial Officer of ChemFirst Inc. ("ChemFirst") (formerly First Mississippi Corporation) and has been since 1988. He is a member of the Audit, Budgeting and Finance Committee.

    Director Since: 1987
    Term Expires: 2000
    Age: 49

    J. KELLEY WILLIAMS is Chairman of the Board of the Company and has been since October 1987. He is the Chairman of the Board and Chief Executive Officer of ChemFirst and has been since November 1988. He is also a Director of Deposit Guaranty, a bank.

    Director Since: 1987
    Term Expires: 2000
    Age: 64

    ALLEN S. WINTERS is a consultant for various mining companies. He retired in 1995 as Vice President of Homestake Mining Company and General Manager of Homestake Mine. He is a member of the Audit, Budgeting and Finance Committee.

   Director Since: 1996
    Term Expires: 2000
    Age: 58

    ROBERT L. ZERGA has been self-employed since January 1995. From July 1990 to November 1994, he served as Chief Executive Officer and Chairman of the Board of Independence Mining Company Inc., a gold mining company which is an indirect wholly-owned subsidiary of Minorco Inc. During the same time period, he served as Vice President and director of Minorco (U.S.A.) Inc., a gold mining company and subsidiary of Minorco Inc. He is Chairman of the Compensation, Human Resource and Director Affairs Committee. Mr. Zerga is also a Director of Canyon Resources, a mining company.

   Director Since: 1995
    Term Expires: 1999
    Age: 57

DIRECTOR COMPENSATION

    In 1997, the Chairman of the Board was compensated for his services with an annual retainer of $22,500. Other Directors who are not employees of the Company (together with the Chairman, "Outside Directors") were compensated for their services with an annual retainer of $7,500. In addition, all Outside Directors received $750 per day for attendance at board meetings, and an additional $500 per day for attendance at committee meetings, $750 per day for special service requests made by the Chairman of the Board or the Chief Executive Officer and $250 per day for travel. No compensation, in addition to his regular salary and benefits, is payable to the Chief Executive Officer for his services as a Director. In accordance with the 1996 Stock Option Plan for Outside Directors, Outside Directors may elect to forego cash payment of all or any of their fees during a fiscal year and receive an option to purchase the number of shares equal to the fees divided by one-third of the closing price of the Common Stock on the last day of the fiscal year. Mr. Williams made such an election for 1997, and received options to purchase 4,063 shares of Common Stock.

    Also in accordance with the 1996 Stock Option Plan for Outside Directors, each person who is elected or appointed as an Outside Director automatically receives on the date of such election or appointment a non-qualified stock option ("NQSO") grant to purchase the number of shares of Common Stock equal to $22,500 divided by one-third of the closing price of the Common Stock on such date. Individuals who were Outside Directors at the time the 1996 Stock Option Plan for Outside Directors was adopted by the Board of Directors received such an NQSO on the date of adoption by the Board, subject to stockholder approval. Following such initial grant, each such Outside Director who serves until the third, sixth and ninth anniversaries of the initial date of grant will automatically receive an NQSO to purchase an additional number of shares of Common Stock equal to $22,500 divided by one-third of the closing price of the Common Stock on the date of grant on each such anniversary at an aggregate option price equal to the fair market value of the Common Stock on the date of grant, so long as the person is an Outside Director at the close of business on the date of such anniversary. An option will be exercisable with respect to one-third of the shares subject to the option on the anniversary of the date of grant and an additional one-third on each of the two succeeding anniversaries. Options granted under the 1996 Stock Option Plan for Outside Directors shall expire five years after the date of grant.

    On November 14, 1997, the Board of Directors adopted, subject to stockholder approval, a new Stock Option Plan for Outside Directors (the "New Director Plan") to replace the 1996 Stock Option Plan for Outside Directors. Subject to stockholder approval, each person who (i) was an Outside Director at the time the New Director Plan was adopted by the Board of Directors or (ii) is first elected or appointed as an

Outside Director thereafter within six months following an annual meeting of stockholders of the Company, will automatically receive an NQSO to purchase 5,000 shares of Common Stock at an option exercise price equal to the fair market value of the Common Stock on the date of grant. Each Outside Director will also receive an NQSO to purchase an additional 5,000 shares of Common Stock at each annual meeting of stockholders of the Company at an option exercise price equal to the fair market value of the Common Stock on the date of grant; provided, however, that each Outside Director may only receive NQSOs under the New Directors Plan to purchase up to an aggregate of 15,000 shares of Common Stock, not including NQSOs received in lieu of cash compensation at the election of the Outside Director. NQSOs granted under the New Director Plan will be exercisable on the later of (i) November 14, 1999 and (ii) the date of grant. See Proposal No. 2 below.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors met six times during the year ended December 31, 1997. All Directors of the Company attended at least 75% of the meetings of the Board of Directors and committees on which they served. The Board of Directors has the following two committees:

    The AUDIT, BUDGETING AND FINANCE COMMITTEE, which met ten times during the year ended December 31, 1997, consists of three Outside Directors. The Audit, Budgeting and Finance Committee recommends independent public accountants to act as auditors for the Company for consideration by the Board of Directors and confers with the independent public accountants with respect to the scope, results of their audits, their reports thereon and their fees. The Committee reviews the Company's internal controls and oversees quarterly and annual financial reporting. The Committee's review of financial activities and reports includes actual performance, budgeting, hedging, investing and insurance, as well as the compliance of the Company to the established policies of corporate conduct. The members of the Audit, Budgeting and Finance Committee are: John Racich (Chairman), R. Michael Summerford and Allen S. Winters.

    The COMPENSATION, HUMAN RESOURCE & DIRECTOR AFFAIRS COMMITTEE, which met eight times during the year ended December 31, 1997, consists of five Outside Directors and is charged with the responsibility of recommending to the Board of Directors a program of overall compensation for executive officers and other key employees, setting broad human resources policy, nominating directors for service and handling corporate governance issues. The members of the Compensation, Human Resource & Director Affairs Committee are: Walter Drexel, Robert Horton, Pete Ingersoll, Charles Stott Jr. and Robert Zerga (Chairman).

VOTE AND RECOMMENDATION

    Directors are elected by vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions or broker non-votes as to the election of Directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the Director nominees named above. Although it is anticipated that each nominee will be able to serve as a Director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Board of Directors.

                THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES.
            APPROVAL OF 1998 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                                (PROPOSAL NO. 2)

    The Board of Directors adopted the 1998 Stock Option Plan for Outside Directors (the "New Director Plan") on November 14, 1997, subject to stockholder approval, to replace the 1996 Stock Option Plan for Outside Directors.

    Time commitments for service as a director of public companies have increased in recent years. These increasing demands on directors' time have greatly increased the competition for potential directors who possess the talents, skills, judgment, personal attributes and other characteristics of an outstanding director. This competition is especially keen with respect to persons who are not officers or employees of the corporation they are asked to serve as directors. The Board of Directors adopted the New Director Plan to provide compensation in the form of stock options to each director of the Company who is not an employee of the Company at the time of his election or selection to the Company Board of Directors (individually an "Outside Director" and collectively the "Outside Directors") in an effort to enhance the Company's ability to attract and retain well qualified individuals to serve as directors of the Company. The Board of Directors believes that the New Director Plan will also enhance the long-term commitment of Outside Directors to the Company and further align their interests with the interests of the stockholders.

    The description of certain features of the New Director Plan below is a summary of such plan and is qualified in its entirety by reference to the complete New Director Plan attached as Appendix A hereto.

    Subject to stockholder approval, each person who was an Outside Director at the time the New Director Plan was adopted by the Board of Directors received a NQSO grant to purchase the 5,000 shares of Common Stock. Any person who is not an Outside Director at such time, but who later becomes an Outside Director within six months following an Annual Meeting of Stockholders of the Company, shall be granted on the date of his election or appointment as an Outside Director an option to purchase 5,000 shares of Common Stock at an option exercise price equal to the fair market value of the Common Stock on the date of grant. Additionally, at each Annual Meeting of the Company's Stockholders, each such Outside Director will automatically receive an option to purchase 5,000 shares of Common Stock at an option exercise price equal to the fair market value of the Common Stock on the date of grant; provided, however, that no Outside Director may acquire options to purchase more than an aggregate of 15,000 shares of Common Stock under the New Director Plan, excluding Replaced Cash Fees options discussed below. The options will be exercisable on the later of (i) November 14, 1999 or (ii) the date of grant.

    The options may vest earlier upon the occurrence of certain events involving a change in control of the Company, as more specifically provided in the New Director Plan, or upon the death, disability, retirement due to age, or failure to be reelected as an Outside Director. If an Outside Director ceases to be a director of the Company for any reason other than death, disability, serious illness, age, or failure to be reelected as an Outside Director following his or her nomination by the Board of Directors for reelection, such director will have one year in which to exercise those options which have vested as of such termination as a director. If an Outside Director ceases to be a director of the Company for reason of death, disability, age, or failure to be reelected as an Outside Director following his or her nomination by the Board of Directors for reelection, such director will have three years to exercise all options previously granted to him or her under the New Director Plan. Options granted under the New Director Plan will expire eight years after the date such options first become exercisable.

    The New Director Plan also allows outside directors to elect to forego cash payment of all or any mechanically calculable portion of his or her Director Fees (as defined in the New Director Plan) for any fiscal year (the "Replaced Cash Fees") and receive, on the last day of such fiscal year, an option to purchase the number of shares equal to the Cash Replacement Fees divided by one-third of the closing price of the Common Stock on the last day of such fiscal year. Such options are exercisable in full at any time on and after the date of grant until the earlier of expiration of the option's term or termination of the option.

    The New Director Plan will be administered by the Board of Directors of the Company. The current nine Outside Directors, Messrs. Drexel, Horton, Ingersoll, Racich, Stott, Summerford, Williams, Winters and Zerga are the individuals currently eligible to participate in the New Director Plan. On November 14, 1997, the Board of Directors granted the nine Outside Directors options to purchase 5,000 shares of Common Stock each, with an exercise price of $30.00 per share, subject to stockholder approval of the

New Director Plan. It is not possible to state the persons who will receive stock options under the New Director Plan in the future, nor the amount of options which will be granted thereunder. The following table provides information as to options granted under the New Director Plan during 1997, subject to stockholder approval.

                               NEW PLAN BENEFITS
                  1998 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                                                                                       DOLLAR        NUMBER
NAME AND POSITION                                                                     VALUE($)      OF SHARES
----------------------------------------------------------------------------------  -------------  -----------
Non-Executive Director Group......................................................   $       0(1)      45,000

------------------------

(1) Based on the difference between the exercise price of the option and the fair market value of the Common Stock on March 27, 1998 of $21 3/8 per share.

    Under the New Director Plan, an aggregate of 170,000 shares of Common Stock have been reserved for issuance upon the exercise of options granted to Outside Directors, subject to adjustments for such matters as stock splits and stock dividends. The New Director Plan permits the Board of Directors to amend (generally not more frequently than once every six months) or terminate the New Director Plan at any time subject to stockholder approval of any amendments that
(i) increase the number of shares available for issuance; (ii) materially modify the eligibility requirements; (iii) reduce the minimum option price; (iv) extend the period during which options may be granted; or (v) require stockholder approval under Rule 16b-3 under the 1934 Act.

    Participants who hold options under the New Director Plan do not recognize income as a result of the grant of such options, but normally recognize compensation taxable at ordinary income rates upon the exercise of the options to the extent that the fair market value of the shares on the date of the exercise of the options exceed the option exercise price paid. The Company will be allowed a deduction for federal income tax purposes in the same amount as the Outside Director realizes ordinary income.

VOTE AND RECOMMENDATION

    Approval of the New Director Plan will require the affirmative vote of the holders of a majority of the shares of the Common Stock represented and voting in person or by proxy at the Annual Meeting. Abstentions as to this Proposal 2 will be treated as votes against Proposal 2. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of Proposal 2 and will not be counted as votes for or against Proposal 2. Properly executed, unrevoked Proxies will be voted FOR Proposal 2 unless a vote against Proposal 2 or abstention is specifically indicated in the Proxy.

    THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1998 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS.

             AMENDMENT OF THE 1996 LONG TERM EQUITY INCENTIVE PLAN
                                (PROPOSAL NO. 3)

    On November 14, 1997, the Board approved and is recommending that stockholders ratify an amendment (the "Amendment") to the Company's 1996 Long Term Equity Incentive Plan (the "Plan") which would increase the shares of Common Stock authorized for issuance under the Plan by 700,000 shares, from 900,000 to 1,600,000 shares.

    BACKGROUND FOR THE PROPOSAL. The purpose of the Plan is to attract, retain and motivate officers and other employees and consultants of the Company by providing an opportunity to acquire or increase an equity interest in the Company. Currently all levels of employees receive options. As of December 31, 1997, there were 786,298 options to purchase shares outstanding and 102,722 options remained available for the grant of options. In order to provide shares of Common Stock authorized for the grant of Awards under the Plan in an amount deemed necessary to provide appropriate equity incentives to existing and new employees, the Board has recommended the Amendment. The Board also believes that the balance of shares available for the Plan will be an important reward and recruitment tool for the Company.

    DESCRIPTION OF THE PLAN. The description of certain features of the Plan below is a summary of such Plan and is qualified in its entirety by reference to the complete Plan as filed with the Securities and Exchange Commission and which may also be obtained from the Company by any stockholder.

    The Plan is administered by the Compensation, Human Resource & Director Affairs Committee (the "Committee") of the Board. Each member of the Committee is a "Non-Employee Director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Awards under the Plan may be in the form of Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Shares. Awards under the Plan may be granted to employees of, and consultants to, the Company and its affiliates (excluding any person who serves only as a director). The pool of individuals considered eligible to receive awards under the Plan includes all employees and totaled 460 at March 23, 1998. The Committee determines the employees and consultants of the Company who are to receive awards under the Plan and the types, amounts and terms of the awards. Shares subject to awards which expire or otherwise terminate will again become available for awards. The following table provides information as to options granted under the Plan during 1997, subject to stockholder approval.

                               NEW PLAN BENEFITS
                      1996 LONG TERM EQUITY INCENTIVE PLAN

                                                                                       DOLLAR        NUMBER
NAME AND POSITION                                                                     VALUE($)      OF SHARES
----------------------------------------------------------------------------------  -------------  -----------
Employee Group....................................................................   $       0(1)      62,700

------------------------

(1) Based on the difference between the exercise price of the option and the fair market value of the Common Stock on March 27, 1998 of $21 3/8 per share.

    FEDERAL INCOME TAX ASPECTS. The following discussion is a general summary of the material federal income tax consequences to participants in the Plan. The discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations thereunder, rulings and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of federal income taxation that may be relevant to a particular participant in light of such participant's personal investment circumstances. Also, state and local income taxes are not discussed and may vary from locality to locality.

    NQSOS. Recipients of NQSOs granted under the Plan will not have taxable income upon the grant of such options, but normally will recognize compensation taxable at ordinary income rates upon the exercise of such options to the extent that the fair market value of the shares of Common Stock on the date of the exercise of such options exceeds the option exercise price paid. Subject to
Section 162(m) of the Code, discussed below, the Company will be entitled to a tax deduction in an amount equal to the amount that the participant is required to include in ordinary income at the time of such inclusion and will be required to withhold taxes on such ordinary income. The participant's initial tax basis for shares of Common Stock acquired upon the exercise of a NQSO will be the option exercise price paid plus the amount of ordinary income recognized by the participant.

    INCENTIVE STOCK OPTIONS. Recipients of Incentive Stock Options granted under the Plan will not have taxable income upon either the grant of an Incentive Stock Option or its exercise. Upon the sale or other taxable disposition of shares of Common Stock, long-term capital gain will normally be recognized in the full amount of the difference between the amount realized and the option exercise price if no disposition of shares has taken place within either (a) two years from the date of grant of the Incentive Stock Option or (b) one year from the date of transfer of such shares of Common Stock to the participant upon exercise. If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are sold or otherwise disposed of before the end of the one-year or two-year periods referenced above, the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of the option's exercise will be taxed as ordinary income; the balance of the gain, if any, will be taxed as capital gain. If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of before the expiration of the one-year or two-year periods referenced above and the amount realized is less than the fair market value of the shares at the date of exercise, the participant's ordinary income is limited to the excess, if any, of the amount realized less the option exercise price paid. Subject to Section 162(m) of the Code, discussed below, the Company will be entitled to a tax deduction in regard to an Incentive Stock Option only to the extent the participant has ordinary income upon sale or other disposition of the shares of Common Stock.

    The difference between the fair market value of Common Stock on the exercise date and the exercise price of an Incentive Stock Option is deemed to be an item of adjustment for purposes of the alternative minimum tax rules of the Code. The consequences of the application of these provisions to individual participants may vary depending on their particular circumstances.

    STOCK APPRECIATION RIGHTS. Recipients of stock appreciation rights granted under the Plan will not have taxable income upon the grant of a stock appreciation right, but normally will recognize compensation taxable at ordinary income rates upon exercise of the stock appreciation right equal to the amount of cash and/or the then fair market value of any shares of Common Stock received. Subject to Section 162(m) of the Code, discussed below, the Company will be entitled to a tax deduction in an amount equal to the amount that the participant is required to include in ordinary income at the time of such inclusion and will be required to withhold taxes on such ordinary income.

    RESTRICTED STOCK. A recipient of restricted stock granted under the Plan will not have taxable income upon issuance of the restricted stock, and the Company will not then be entitled to a deduction, unless an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to repurchase by the Company, the employee will realize ordinary income, and the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price therefor. If an election is made under Section 83(b), the employee will realize ordinary income at the date of issuance equal to the difference between the fair market value of the shares at that date less the purchase price therefor, and, subject to Section 162(m) of the Code, discussed below, the Company will be entitled to a deduction in the same amount.

    PERFORMANCE SHARES. A participant who has been granted a performance share under the Plan will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award pursuant to a performance share is paid, whether in cash or Common Stock, the participant will have ordinary income, and, subject to Section 162(m) of the Code, discussed below, the Company will be entitled to a corresponding deduction. If the award is distributed in Common Stock, the recipient will recognize ordinary income in an amount equal to the fair market value of the stock at the time of distribution.

    SECTION 162(M) OF THE CODE. Under Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent the total compensation (including base salary, annual bonus, stock option exercised and non-qualified benefits) for an executive officer exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the
Code) in any taxable year of the Company. However, under Section 162(m), the deduction limit does not apply to certain "performance-based" compensation established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and stock appreciation rights will satisfy the performance-based exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any particular employee within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e. the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). The Plan is intended to conform to the performance-based exception under Section 162(m).

VOTE AND RECOMMENDATION

    Approval of the Amendment to the Plan will require the affirmative vote of the holders of a majority of the shares of the Common Stock represented and voting in person or by proxy at the Annual Meeting. Abstentions as to this Proposal 3 will be treated as votes against Proposal 3. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of Proposal 3 and will not be counted as votes for or against Proposal 3. Properly executed, unrevoked Proxies will be voted FOR Proposal 3 unless a vote against Proposal 3 or abstention is specifically indicated in the Proxy.

               THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE
             AMENDMENT TO THE 1996 LONG TERM EQUITY INCENTIVE PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 4)

    The accounting firm of KPMG Peat Marwick LLP ("Peat Marwick") has been approved by the Board of Directors, upon recommendation by the Audit, Budgeting and Finance Committee, to serve as independent auditors of the Company for 1998, subject to approval by the stockholders by an affirmative vote of a majority of the outstanding shares of the Company's Common Stock represented in person or by proxy at the Annual Meeting.

    Peat Marwick has served as independent auditors of the Company for the past ten years. In addition to audit services, Peat Marwick has regularly provided tax consulting services to the Company. The Company has been advised that neither Peat Marwick nor any of its members or associates has any relationship with the Company or any of its affiliates, except in the firm's capacity as the Company's independent auditors and tax consultants. Representatives of Peat Marwick will be present at the Annual Meeting, will be afforded an opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

    The following table sets forth as of December 31, 1997, the number and percentage of the outstanding shares of Common Stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a Director of the Company, (ii) each Named Executive Officer (as defined below), (iii) all current Directors and Executive Officers of the Company as a group and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                   DEBENTURE
                                                    OPTIONS                                    TOTAL
                                                    AND/OR                                    COMMON
                                                     NQSOS                                     STOCK
                                                  BENEFICIALLY PERCENT OF                   BENEFICIALLY PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER               OWNED(1)       CLASS      COMMON STOCK    OWNED(2)       CLASS
------------------------------------------------  -----------  -----------  --------------  -----------  -----------
DIRECTORS AND NAMED EXECUTIVE OFFICERS(3):
Walter Drexel...................................                                   1,000
  NQSOs.........................................       2,222            *                        3,222            *
Robert C. Horton................................                                   1,500(4)
  1989-B Series.................................       1,000         100%
  1990-C Series.................................       1,000         100%
  1991-B Series.................................       1,000         100%
  1992-A Series.................................       1,000         100%
  1993-A Series.................................       1,000         100%
  NQSOs.........................................       2,222            *                        8,722            *
Pete Ingersoll..................................
  1994-A Series.................................       1,000         100%
  NQSOs.........................................       2,222            *                        3,222            *
Donald O. Miller................................                                     646(5)
  NQSOs.........................................      17,500         1.5%                       18,146            *
Richard F. Nanna................................                                     191
  1988-A Series.................................       3,500         100%
  1989-A Series.................................       1,000         100%
  1990-A Series.................................       2,000         100%
  NQSOs.........................................      23,427         2.0%                       30,118            *
John Racich.....................................                                     300
  NQSOs.........................................         666            *                          966            *
Donald S. Robson................................                                     991
  NQSOs.........................................      29,600         2.6%                       30,591            *
R. David Russell................................                                   2,196
  NQSOs.........................................      52,000         4.5%                       54,196            *
Charles E. Stott, Jr............................                                     275
  NQSOs.........................................         666            *                          941            *
R. Michael Summerford...........................                                  20,350
  NQSOs.........................................       2,222            *                       22,572            *
G. W. Thompson..................................                                  11,432
  NQSOs.........................................     132,000        11.5%                      143,432            *
J. Kelley Williams..............................                                 606,283(6)
  NQSOs.........................................       6,285            *                      612,568         2.3%
Allen S. Winters................................                                     300
  NQSOs.........................................         666            *                          966            *
Robert L. Zerga - NQSOs.........................       2,222            *                        2,222            *
ALL CURRENT DIRECTORS AND EXECUTIVE OFFICERS AS                                  645,864
A
  GROUP (15 PERSONS):
  1988-A Series.................................       3,500         100%
  1989-A Series.................................       1,000         100%
  1989-B Series.................................       1,000         100%
  1990-A Series.................................       2,000         100%
  1990-C Series.................................       1,000         100%
  1991-B Series.................................       1,000         100%
  1992-A Series.................................       1,000         100%
  1993-A Series.................................       1,000         100%
  1994-A Series.................................       1,000         100%
  NQSOs.........................................     282,417        24.6%                      940,781         3.5%

                                                   DEBENTURE
                                                    OPTIONS                                    TOTAL
                                                    AND/OR                                    COMMON
                                                     NQSOS                                     STOCK
                                                  BENEFICIALLY PERCENT OF                   BENEFICIALLY PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER               OWNED(1)       CLASS      COMMON STOCK    OWNED(2)       CLASS
------------------------------------------------  -----------  -----------  --------------  -----------  -----------
5% BENEFICIAL HOLDERS(7):
FMR Corp .......................................                               4,000,695     4,000,695        14.9%
82 Devonshire Street
Boston, MA 02109
John A. Levin & Co. ............................                               1,657,290     1,657,290         6.2%
One Rockefeller Plaza, 25th Floor
New York, NY 10020 and
Baker Fentress & Company
200 West Madison Street
Chicago, Illinois 60606
Fleet Financial Group, Inc .....................                               1,603,032     1,603,032         6.0%
One Federal Street
Boston, MA 02110

------------------------------

*   Represents less than one percent of class.

(1) Numbers represent shares of Common Stock of the Company underlying the Convertible Subordinated Debentures and NQSOs beneficially owned by the Directors and Named Executive Officers that are exercisable within 60 days of December 31, 1997. The Debentures are immediately convertible into the specified number of shares of Convertible Preferred Stock of the same series and then immediately convertible into the specified number of shares of Common Stock of the Company.

(2) In connection with the Shareholder Rights Plan amended and restated on December 31, 1996, Rights have been issued (and will be issued for any newly outstanding Common Stock) to the outstanding shares of Common Stock of the Company. The Rights may be exercised only after the earlier of 10 days after a person becomes (or the directors have knowledge of someone becoming) and Acquiring Person and 10 days after commencement of a public announcement of a tender or exchange offer if, upon its consummation, the offeror would beneficially own 15% or more of the Common Stock. An "Acquiring Person" was defined to be a person who holds at least 15% of the shares of Common Stock without the prior approval of a majority of the outside directors of the Board. In the event someone becomes an Acquiring Person, each holder of Rights (except the Acquiring Person, whose Rights are voided) has the right to purchase one one-thousandth of a Series A Junior Participating Preferred Stock ("Preferred Stock") or, in lieu of shares of Preferred Stock, to receive a number of shares of Common Stock specified by formula at 50% of the market price the shares of Common Stock. The Rights, which do not have voting rights, expire in December 2006 and may be redeemed by the Company at a price of $0.01 per Right prior to a specified period of time after the occurrence of certain events. The Company may also exchange all of the outstanding Rights for shares of Common Stock at a ratio of one share of Common Stock per Right (as adjusted), any time after the first time someone becomes an Acquiring Person. If, following an acquisition of 15% or more of the shares of Common Stock, the Company is acquired in a merger or other business combination or sells 50% of its assets or earnings power, each Right (other than Rights voided as above) will entitle its holder to purchase a number of shares specified by formula of the acquiring company with a value of twice the then current exercise price.

(3) A mailing address for Messrs. Drexel, Horton, Ingersoll, Miller, Nanna, Racich, Robson, Russell, Summerford, Thompson, Williams, Winters and Zerga is c/o Getchell Gold Corporation, 5460 S. Quebec Street, Suite 240, Englewood, Colorado 80111.

(4) Included are 500 shares owned by Mrs. Horton, of which Mr. Horton has no voting and investment power and disclaims beneficial ownership.

(5) Included are 333 shares owned by Mrs. Miller, of which Mr. Miller has no voting and investment power and disclaims beneficial ownership.

(6) Includes 43,747 shares held by the Jean Pittman Williams Revocable Trust, of which Mr. Williams' wife is trustee and of which Mr. Williams disclaims beneficial ownership and has no voting or investment power; and 116,895 shares held by JKW Holdings, Inc. of which Mr. Williams has shared voting and investment power.

(7) Based on a Schedule 13G filed by the investor with the Securities and Exchange Commission.

                EXECUTIVE OFFICERS OF GETCHELL GOLD CORPORATION

    The following sets forth certain information with respect to the Executive Officers of the Company, including age as of the date of the Annual Meeting. All Executive Officers are elected by the Board of Directors and hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

    J. KELLEY WILLIAMS is the Chairman of the Board. (See "Election of Directors" for further information).

    G. W. THOMPSON is the President and Chief Executive Officer. (See "Election of Directors" for further information).

    R. DAVID RUSSELL, 41, has been Vice President and Chief Operating Officer since February 1995. He was General Manager of Lac Minerals U.S.A. Ltd., a gold mining company and wholly owned subsidiary of Lac Minerals Ltd., from April 1994 to February 1995. From June 1993 to April 1994. Mr. Russell was a Manager at Independence Mining Company, a gold mining company and a subsidiary of Minorco Inc. From September 1992 to June 1993, he was a Manager at Hecla Mining Company, a diversified mining company.

    DONALD S. ROBSON, 45, is Vice President and Chief Financial Officer of the Company and has been since March 1995. Mr. Robson has also served as Corporate Secretary since October 1995. From May 1990 to September 1994, he was Vice President, Finance of Lac Minerals Ltd., a gold mining company.

    DONALD O. MILLER, 51, is the Vice President-Human Resources and Chief Administrative Officer and has been since April 1995. From January 1993 to April 1995, Mr. Miller had his own consulting firm, GEM 2000, at which he consulted on human resources issues, primarily in the mining industry. From May 1991 to January 1993, he was the Vice President, Human Resources at Newmont Mining Company, a mining company.

    RICHARD F. NANNA, 49, is the Vice President, Exploration of the Company and has been since August 1991.

    ROGER D. PALMER, 48, is the Controller of the Company and has been since April 1995. From December 1993 to April 1995, Mr. Palmer was Assistant Controller of the Company. From June 1992 to December 1993, Mr. Palmer held the position of Manager, Financial Planning and Analysis with the Company.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1997 ("1997") and 1996 ("1996"), the six months ended June 30, 1995 (the "1995IP" or "Interim Period"), and the year ended June 30, 1995 ("1995") of those persons who were either (i) the chief executive officer of the Company during the last completed fiscal year or (ii) one of the other four most highly compensated executive officers of the Company as of the end of the last completed fiscal year whose annual salary and bonuses exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                           ANNUAL COMPENSATION            ----------------------------
                                                 ---------------------------------------                  SECURITIES
                                                                          OTHER ANNUAL     RESTRICTED     UNDERLYING
                                                  SALARY                  COMPENSATION    STOCK AWARDS    OPTION/SAR
NAME AND PRINCIPAL POSITION            YEAR         ($)      BONUS ($)       (1)($)            ($)         AWARDS(2)
---------------------------------  ------------  ---------  -----------  ---------------  -------------  -------------
G.W. Thompson ...................      1997        360,000      --             --              --             91,640
  President and Chief                  1996        300,000    127,500(5)       --              --             --
  Executive Officer                1995 IP (4)     116,665    133,000(6)       --              --            105,000
                                     1995(4)       183,000      --   (6)       --             65,000(7)       90,000

R. David Russell ................      1997        220,000      --             --              --             43,140
  Vice President and Chief             1996        175,000     63,000(5)       --              --             --
  Operating Officer                1995 IP (4)      81,667     63,000(6)       --              --             45,000
                                     1995(4)        55,321      --   (6)       --              --             34,000

Donald S. Robson ................      1997        158,333      --             --              --             20,905
  Vice President and Chief             1996        140,000     36,750(5)     42,914(11)        --             --
  Financial Officer                1995 IP (4)      72,917     50,000(6)       --              --             24,000
                                     1995 (4)       33,654      --   (6)       --              --             22,059

Donald O. Miller ................      1997        128,333                     --              --             14,745
  Vice President,                      1996        110,000     29,700(5)     24,267(12)        --             --
  Human Resources                  1995 IP (4)      49,998     30,000(6)       --              --             15,000
  Chief Administrative Officer       1995 (4)       20,512      --   (6)       --              --             13,954

Richard F. Nanna ................      1997         94,340                     --              --             15,963
  Vice President, Exploration          1996         92,947     19,751(5)    317,779(13)        --             15,000
                                   1995 IP (4)      45,114     13,950          --              --             --
                                       1995         90,228     27,200          --              --             15,427


                                   ALL OTHER COMPENSATION
NAME AND PRINCIPAL POSITION                (3)($)
---------------------------------  ----------------------
G.W. Thompson ...................     40,390(8)(9)
  President and Chief                104,384(8)(9)(10)
  Executive Officer                   66,058(8)(9)(10)
                                       3,008(8)(9)
R. David Russell ................     25,725(8)(9)(14)
  Vice President and Chief            41,526(8)(9)(10)(14)
  Operating Officer                   21,585(8)(9)(10)
                                         218(9)
Donald S. Robson ................     10,680(8)(9)
  Vice President and Chief            13,277(8)(9)(10)
  Financial Officer                   42,961(8)(9)(10)
                                         216(9)
Donald O. Miller ................      7,812(9)
  Vice President,                      3,591(9)
  Human Resources                        705(9)
  Chief Administrative Officer           351(9)
Richard F. Nanna ................      4,554(8)(9)
  Vice President, Exploration          4,198(8)(9)
                                       2,403(8)(9)
                                       4,804(8)(9)

------------------------

(1) Other Annual Compensation included direct cash payments related to tax reimbursement payments, tax planning and tax return preparation services provided to the Named Executive Officer at the Company's expense, and tax reimbursements paid on imputed income resulting from the personal use of Company automobiles and club dues and memberships, including imputed income on the same, but only if such payments exceed the lesser $50,000 or 10% of the total salary and bonus of the Named Executive Officer.

(2) Represents NQSOs and stock appreciation rights ("SARs") granted under the Company's Long-Term Equity Incentive Plans.

(3) All Other Compensation consists of Company contributions related to the Company's 401(k) Plan, relocation expenses and executive life insurance paid by the Company on the Named Executive Officer's behalf.

(4) In September 1995, the Company converted from a fiscal year ended June 30 to a fiscal year ended December 31. For Messrs. Thompson, Russell, Robson and Miller 1995 amounts represent compensation from the date of hire through June 30, 1995. These dates were September 1, 1994 for Mr. Thompson, February 6, 1995 for Mr. Russell, March 21, 1995 for Mr. Robson and April 17, 1995 for Mr. Miller. For all Name Executive Officers the 1995 IP amounts represent compensation from July 1, 1995 through December 31, 1995.

(5) Represents bonuses earned for the year ended December 31, 1996 which were paid in the year ended December 31, 1997.

(6) Mr. Thompson's bonus was calculated for a 16-month period (September 1994 through December 1995), incorporating performance for the year ended June 30, 1995 and the Interim Period. The bonuses of Messrs. Russell, Robson and Miller were based on a period from their respective dates of hire in 1995 through December 31, 1995. These bonuses were all paid in the year ended December 31, 1996.

(7) Includes 10,000 shares of restricted stock issued to Mr. Thompson upon being named President and Chief Executive Officer, of which he has sole voting and investment power. At December 31, 1997, such shares had a market value of $245,000. All of the shares vested on February 21, 1996.

(8) Company contributions related to the Company's 401(k) Plan for the year ended December 31, 1997 were $4,850 for Mr. Thompson, $8,425 for Mr. Russell, $4,792 for Mr. Robson and $3,774 for Mr. Nanna. For the year ended December 31, 1996, Company contributions were $10,053 for Mr. Thompson, $6,766 for Mr. Russell, $9,627 for Mr. Robson and $3,718 for Mr. Nanna. For the Interim Period, Company contributions were $3,078 for Mr. Thompson, $466 for Mr. Russell, $1,155 for Mr. Robson and $1,828 for Mr. Nanna. For the year ended June 30, 1995, Company contributions were $2,000 for Mr. Thompson and $3,655 for Mr. Nanna.

(9) Executive Life Insurance paid by the Company for the year ended December 31, 1997 was $35,540 for Mr. Thompson, $4,500 for Mr. Russell, $5,888 for Mr. Robson, $7,812 for Mr. Miller and $780 for Mr. Nanna. For the year ended December 31, 1996, Executive Life Insurance paid by the Company was $16,547 for Mr. Thompson, $2,120 for Mr. Russell, $1,663 for Mr. Robson, $3,591 for Mr. Miller and $480 for Mr. Nanna. Executive Life Insurance paid by the Company for the Interim Period was $2,625 for Mr. Thompson, $261 for Mr. Russell, $324 for Mr. Robson, $705 for Mr. Miller and $575 for Mr. Nanna. Executive Life Insurance paid by the Company in the year ended June 30, 1995 was $1,008 for Mr. Thompson, $218 for Mr. Russell, $216 for Mr. Robson, $351 for Mr. Miller and $1,149 for Mr. Nanna.

(10) Relocation expenses paid by the Company during the year ended December 31, 1996 on behalf of Mr. Thompson were $77,784, on behalf of Mr. Russell were $24,107 and on behalf of Mr. Robson were $1,987. Relocation expenses paid by the Company during the Interim Period on behalf of Mr. Thompson were $60,355, on behalf of Mr. Russell were $20,858 and on behalf of Mr. Robson were $41,482.

(11) Includes direct cash payments related to tax reimbursement payments of $26,316, tax planning and tax return preparation services at the Company's expense of $6,641, and tax reimbursements paid on imputed income resulting from the personal use of Company automobiles of $4,560 and club dues and memberships of $5,397, including imputed income on the same.

(12) Includes direct cash payments related to tax reimbursement payments of $12,884, tax planning services at the Company's expense of $2,398, and tax reimbursements paid on imputed income resulting from the personal use of Company automobiles of $4,748 and club dues and memberships of $4,237, including imputed income on the same.

(13) Includes direct cash payments related to tax reimbursement payments of $316,674 and tax reimbursements paid on imputed income resulting from the personal use of Company automobiles of $1,105, including imputed income on the same.

(14) Includes imputed interest calculated at 8% on a $160,000 interest-free bridge loan related to Mr. Russell's northern California residence, which total $12,800 and $8,533 in 1997 and 1996, respectively.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information with respect to grants of stock options and SARs to Named Executive Officers during the year ended December 31, 1997.

                                                                                                               POTENTIAL REALIZABLE
                                                                                                                      VALUE
                                                                                                                AT ASSUMED ANNUAL
                                                                                                                      RATES
                                       NUMBER OF       % OF TOTAL                     MARKET                      OF STOCK PRICE
                                      SECURITIES      OPTIONS/ SARS                  PRICE ON                      APPRECIATION
                                      UNDERLYING         GRANTED        EXERCISE      DATE OF                   FOR OPTION TERM(4)
                                     OPTIONS/ SARS       TO ALL           PRICE        GRANT     EXPIRATION   ----------------------
NAME                                    GRANTED       EMPLOYEES(3)      ($/SHARE)    ($/SHARE)      DATE          0%          5%
-----------------------------------  -------------  -----------------  -----------  -----------  -----------  ----------  ----------
G.W. Thompson......................      58,340(1)           12.0           40.25        40.25    2/14/2007       --       1,370,319
G.W. Thompson......................      33,300(2)            6.9            6.81        40.25    8/23/2004    1,076,256   1,606,717
R. David Russell...................      30,560(1)            6.3           40.25        40.25    4/01/2007       --         717,808
R. David Russell...................      12,580(2)            2.6            8.44        40.25    2/09/2005      386,111     621,140
Donald S. Robson...................      13,505(1)            2.8           40.25        40.25    4/01/2007       --         317,212
Donald S. Robson...................       7,400(2)            1.5            8.50        40.25    3/21/2005      226,662     364,914
Donald O. Miller...................       9,935(1)            2.0           40.25        40.25    2/14/2007       --         233,358
Donald O. Miller...................       4,810(2)            1.0           10.75        40.25    4/18/2005      136,507     226,371
Richard F. Nanna...................       6,000(1)            1.2           40.25        40.25    4/01/2007       --         140,931
Richard F. Nanna...................       1,295(2)            0.3            8.50        40.25    7/14/1998       39,665      42,199
Richard F. Nanna...................         370(2)            0.1            9.75        40.25    8/10/1999       10,870      12,354
Richard F. Nanna...................         740(2)            0.2            7.63        40.25    8/09/2000       23,313      27,877
Richard F. Nanna...................       1,850(2)            0.4            6.69        40.25    8/12/2003       60,018      84,638
Richard F. Nanna...................       2,701(2)            0.6            7.25        40.25    8/11/2004       86,107     129,134
Richard F. Nanna...................       3,007(2)            0.6           11.44        40.25    5/11/2005       83,271     139,450


NAME                                    10%
-----------------------------------  ----------
G.W. Thompson......................   3,572,919
G.W. Thompson......................   2,312,461
R. David Russell...................   1,871,587
R. David Russell...................     949,049
Donald S. Robson...................     827,087
Donald S. Robson...................     557,801
Donald O. Miller...................     608,449
Donald O. Miller...................     351,748
Richard F. Nanna...................     367,458
Richard F. Nanna...................      44,733
Richard F. Nanna...................      13,911
Richard F. Nanna...................      32,898
Richard F. Nanna...................     115,872
Richard F. Nanna...................     186,377
Richard F. Nanna...................     217,830

------------------------------

(1) Options represent NQSOs that vest over four years from the date of grant at a rate of 20% in the first three years and 40% in the final year. All options were granted for a term of ten years, subject to earlier termination in certain events. The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(2) Represents SARs that are all currently vested.

(3) Based on 486,081 total options granted in the year ended December 31, 1997.

(4) The amounts shown are for illustrative purposes only. Potential gains are net of the exercise price. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 0%, 5% and 10% rates of stock price appreciation are provide in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises are dependent upon the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the date of this Annual Report other than the columns reflecting assumed rates of appreciation of 0%, 5% and 10%.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth certain information with respect to the Named Executive Officers concerning the exercise of options and SARs in 1997 and unexercised options and SARs held at December 31, 1997.

                                                                                                                 VALUE OF
                                                                                                               UNEXERCISED
                                                                                    NUMBER OF SECURITIES       IN-THE-MONEY
                                                                                   UNDERLYING UNEXERCISED       OPTIONS AT
                                                                                         OPTIONS AT            DECEMBER 31,
                                                                                    DECEMBER 31, 1997(#)        1997(1)($)
                                                  SHARES ACQUIRED     VALUE     -----------------------------  ------------
NAME                                              ON EXERCISE(#)    REALIZED    EXERCISABLE    UNEXERCISABLE   EXERCISABLE
------------------------------------------------  ---------------  -----------  ------------  ---------------  ------------
G.W. Thompson...................................        --             --           165,300        121,340       2,359,677
R. David Russell................................        --             --            64,580         57,560         824,691
Donald S. Robson................................        --             --            37,000         27,905         479,200
Donald O. Miller................................         1,500      $  29,625        22,310         18,935         264,012
Richard F. Nanna................................        --             --            39,890         18,000         596,965


NAME                                               UNEXERCISABLE
------------------------------------------------  ---------------
G.W. Thompson...................................       267,750
R. David Russell................................       114,750
Donald S. Robson................................        61,200
Donald O. Miller................................        38,250
Richard F. Nanna................................        --

------------------------------

(1) Value was computed as the difference between the individual option or SAR price and the closing sales price of the Company's Common Stock on December 31, 1997 ($24.50). Only options and SARs with fair market value in excess of the exercise price are reflected in this column.

                               OTHER COMPENSATION

    Employees participate in a noncontributory Retirement Plan established by the Company. Employees become 100% vested after five years of employment. The plan provides for normal retirement at age sixty-five with actuarially adjusted provisions for early and postponed retirement dates. Retirement benefits are based on years of service and average compensation (wage and salary) of the five highest consecutive years during employment. Theoretical benefits payable under the plan are reflected in the estimated retirement plan table below and are not subject to any reduction for social security benefits or other offset amounts.

                               PENSION PLAN TABLE

    The following table shows the estimated annual retirement benefit payable to participating employees including Named Executive Officers in earnings and years of service classifications as indicated.

                                                   ESTIMATED ANNUAL BENEFITS FOR YEARS OF CREDITED
                                                                       SERVICE
           AVERAGE ANNUAL COMPENSATION             ------------------------------------------------
        (FIVE HIGHEST CONSECUTIVE YEARS)            10 YEARS     20 YEARS     30 YEARS    40 YEARS
-------------------------------------------------  -----------  -----------  -----------  ---------
$25,000..........................................   $   4,212    $   8,424    $  12,136   $  16,848
$50,000..........................................       8,712       17,424       26,136      34,848
$100,000.........................................      17,712       35,424       53,136      70,848
$150,000 or greater..............................      26,712       53,424       80,136     106,848

    Effective November 14, 1997, the Compensation Committee recommended and the Board of Directors approved a non-qualified and unfunded Supplemental Executive Retirement Plan. The plan will provide executives who were over the age of 50 at the time of adoption of the plan, specifically G.W. Thompson and Donald O. Miller, two years credited service for each year of employment from the approval of the plan, until retirement, up to a maximum of 25 years, with Mr. Thompson receiving one extra year to his first two-year credit. Additional executives shall receive such benefit at the discretion of the Compensation Committee. Years of service for the Named Executive Officers are: G.W. Thompson, three years; R. David Russell, Donald S. Robson and Donald O. Miller, two years each; and Richard F. Nanna, sixteen years.

    During the year ended December 31, 1997, the Company entered into new termination agreements with G.W. Thompson, R. David Russell, Donald S. Robson, Donald O. Miller and Richard F. Nanna (collectively, the "Termination Agreements") as the prior termination agreements expired in 1997. The Termination Agreements have substantially similar terms to the old termination agreements. The Termination Agreements expire on June 30, 2000 unless a Change of Control (as defined therein) occurs, in which case the Termination Agreements expire three months from the end of the month in which the Change of Control occurred. Upon termination without Cause (as defined therein) or for Disability (as defined therein) or upon Voluntary Resignation (as defined therein), and in the case of Mr. Nanna's Termination Agreement, such Voluntary Resignation must be for Good Reason (as defined therein), each of Messrs. Thompson, Russell, Robson and Miller would be paid two times the sum of his annual base salary and bonuses averaged over the three year period ending on the date of termination, with certain benefit plans continuing for a period of 36 months, and Mr. Nanna would be paid one and a half times the sum of his annual base salary and bonuses averaged over the three year period ending on the date of termination, with certain benefit plans continuing for a period of 24 months. Upon termination, the individual would have the option, unless he notifies the Company otherwise, to receive a cash payment equal to the cash value of all his NQSOs, Debenture Options, Debentures and Stock Appreciation Rights, whether then exercisable or not. No individual would receive payments in the event of death. The Termination Agreements also provide for, among other things, an additional payment to be made by the Company to the individual if any of the severance payments provided for in the Termination Agreement or any other payments made pursuant to a Change of Control of the Company (the "Total Payments") become subject to an additional tax ("Excise Tax") imposed by Section 4999 of the Code, such that the net of all of the payments received by the individual after the imposition of the Excise Tax on the Total Payments and the federal income tax on the additional payment shall be equal to the Total Payments.

           COMPENSATION, HUMAN RESOURCE & DIRECTOR AFFAIRS COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Drexel, Horton, Ingersoll, Stott and Zerga, who served as members of the Compensation, Human Resource & Director Affairs Committee during 1997, are not now and never have been officers or employees of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company currently has a $160,000 interest-free bridge loan to Mr. R. David Russell, Vice President and Chief Operating Officer, representing an approximation of the equity value of a residence in northern California. Such amount is due upon the sale of Mr. Russell's residence in northern California.

             REPORT OF THE COMPANY'S COMPENSATION, HUMAN RESOURCE &
              DIRECTOR AFFAIRS COMMITTEE ON EXECUTIVE COMPENSATION

    COMMITTEE MEMBERS. The Compensation, Human Resource & Director Affairs Committee (the "Compensation Committee") consists of at least two outside members of the Board, with one member serving as chairman. There are currently five members.

    CHARTER. The Compensation Committee serves at the direction of the Board of Directors. The primary responsibility of the Compensation Committee is to assure development, implementation and maintenance of competitive compensation and benefits to attract, motivate and retain highly qualified officers, management and employees.

    DUTIES. The Compensation Committee's responsibilities include the following:

    (a) To recommend to the Board of Directors compensation policies for the Company;

    (b) To recommend to the Board of Directors the base salary and annual incentive awards of executive officers of the Company; and

    (c) To recommend Long Term Equity Incentive Plan participation and awards.

    PHILOSOPHY. The Company's compensation philosophy is designed to maximize stockholder value and serve the best interest of its stockholders and employees. The philosophy incorporates the following principles:

    (a) Compensation should attract and retain qualified employees and stimulate their useful and profitable efforts on behalf of the Company;

    (b) Compensation should be internally equitable and externally competitive; and

    (c) Compensation should focus on "total" compensation which is defined as base salary, annual incentive, long-term incentive (equity), and benefits.

COMPONENTS OF EXECUTIVE COMPENSATION

    BASE SALARY. The Compensation Committee regularly reviews and compares base salaries and salary ranges for similar positions in other companies in relevant markets defined by company size, industry and location. Executive, technical and other highly compensated positions are valued in the national market using data developed by nationally recognized compensation consulting firms. Base salary for these positions is targeted at the median of a peer group of companies. The peer group is reviewed regularly and generally established on the basis of market capitalization value. Peer companies are public companies with products, markets and other mining characteristics comparable to the Company. The published compensation data used by the Compensation Committee to establish base salary range do not necessarily rely on the same peer group of companies included in the Stock Performance Graph. The Compensation Committee annually recommends to the Board of Directors adjustments to salary ranges and actual salaries, taking into consideration position value, market pricing, operating results, individual performance and other factors. For 1997, the Compensation Committee incorporated the national consultant's base salary midpoint recommendations.

    ANNUAL INCENTIVE AWARDS. Annual incentive awards, in the form of cash payments, are designed to achieve specific short-term results and to further long-term objectives. Financial and other objectives for the Company and program participants are set at the beginning of each fiscal year. The process involves the Board of Directors, the Compensation Committee, the Chief Executive Officer and program participants. Each participant in the plan establishes goals and objectives at the beginning of the fiscal year. Performance is measured at year-end against these pre-established objectives and annual incentive awards are determined based on performance.

    The Compensation Committee annually reviews potential incentive awards for officers as a percentage of base salary and recommends adjustments to the Board of Directors. At fiscal year end, the Compensation Committee recommends incentive awards to the Board of Directors upon review of Company results and performance versus objectives and personal performance of participants versus objectives.

    Base salary and annual incentive (cash compensation) is generally targeted at the 50th percentile of the peer group of companies.

    In February 1998, the Board of Directors approved the Compensation Committee's recommendations to withhold annual incentive awards for 1997 performance due to industry conditions, the Company's current cash position and stockholder value.

    LONG TERM EQUITY INCENTIVE AWARDS. Participation in the Company's Long Term Equity Incentive Plan is generally limited to officers and key managers based on responsibility, authority and potential impact on the Company. The Compensation Committee annually reviews participants and potential award ranges. The opportunity range for each participant is based on guidelines developed by nationally recognized compensation consultants. At fiscal year end, the Compensation Committee reviews Company condition and performance and individual performance versus long-term goals and determines awards for officers and key managers. Awards may be in the form of stock options, restricted stock, stock appreciation rights and performance shares. In 1996, the Compensation Committee determined that it was in the best interest of the Company to grant stock options to all employees on an ongoing basis as a means of retaining and motivating individuals. This also allowed employees to develop an ownership position, thus aligning them with the long-term goals of both the Company and other stockholders.

    In February 1998, based on the Compensation Committee's performance evaluations and the recommendations of a national consulting firm, the Board of Directors approved a grant of 30,000 NQSOs to three executive officers other than the CEO.

    CHIEF EXECUTIVE OFFICER COMPENSATION. The Compensation Committee annually reviews the Chief Executive Officer's performance and compensation and recommends changes as appropriate to the Board of Directors. In its review, the Compensation Committee considers the Company's condition, operating results, performance versus short-term and long-term objectives, economic environment, industry conditions and increased stockholder value. The Compensation Committee also considers the Chief Executive Officer's performance against short-term and long-term objectives, compensation versus peers, and other factors. In view of industry conditions and the Company's cash position, it was determined that no annual incentive awards would be paid to management for 1997 performance. As a result, no incentive award payment was approved for Mr. Thompson.

    In February 1998, based on the long term incentive recommendations of a national consulting firm, the Compensation Committee recommended, and the Board of Directors approved, an award of 32,000 NQSOs to Mr. Thompson.

                                          COMPENSATION, HUMAN RESOURCE &
                                          DIRECTOR AFFAIRS COMMITTEE

                                          Robert L. Zerga, Chairman
                                          Walter Drexel
                                          Robert C. Horton
                                          Pete Ingersoll
                                          Charles E. Stott, Jr.

    The report of the Compensation, Human Resource & Director Affairs Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, (collectively the "Acts"), except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

                            STOCK PERFORMANCE GRAPH

    The following line graph compares the cumulative total stockholder return on the Common Stock during the five-year period ended December 31, 1997, to the Standard & Poor's ("S&P") Stock Index, S&P Gold & Precious Metals Mining ("S&P Gold") Index and that of peer issuers selected by the Company for the same period (the "Peer Group"). The Company has selected to use the S& P Gold Index in the future rather than the Peer Group because the S&P Gold Index represents a published industry index that the Company perceives as a better representation of its industry. The Peer Group includes Amax Gold Inc., Battle Mountain Gold, Echo Bay Mines, Pegasus Gold Inc., Agnico-Eagle Mines Limited, Meridan Gold Inc. and Atlas Corporation. The graph assumes a one hundred dollar investment on December 31, 1992, and reinvestment of dividends (if any).

                                                         12/31/92     12/31/93     12/31/94     12/31/95     12/31/96     12/31/97
                                                        -----------  -----------  -----------  -----------  -----------  -----------
Getchell Gold.........................................   $     100    $     118    $     141    $     363    $     627    $     400
S&P 500 Index.........................................   $     100    $     110    $     111    $     153    $     189    $     251
S&P Gold Index........................................   $     100    $     183    $     148    $     167    $     165    $     109
Peer Group............................................   $     100    $     202    $     177    $     189    $     174    $     103

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
Getchell Gold Corporation, S&P 500, S&P Gold Index & Peer Group
                                                                  Getchell    S&P 500    S&P Gold Index      Peers
Dec-92                                                                $100       $100              $100       $100
Dec-93                                                                $118       $110              $183       $202
Dec-94                                                                $141       $111              $148       $177
Dec-95                                                                $363       $153              $167       $189
Dec-96                                                                $627       $189              $165       $174
Dec-97                                                                $400       $251              $109       $103

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires Officers and Directors of the Company and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission and the American Stock Exchange. Based on information provided by its Officers and Directors, for the year ended December 31, 1997, its Officers and Directors were in compliance with all applicable filing requirements.

                                   FORM 10-K

    THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY AT:

                           Getchell Gold Corporation

                         5460 S. Quebec St., Suite 240

                           Englewood, Colorado 80111

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other matters which may come before the Annual Meeting. However, if any matters other than those referred to herein should be presented properly for consideration and action at the Annual Meeting, or any adjournment or postponement thereof, the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

    Please sign the enclosed proxy and return it in the enclosed return envelope.

                                          /s/ Donald S. Robson

                                          Donald S. Robson

                                          SECRETARY

Dated: April 3, 1998

                                                                      APPENDIX A

                           GETCHELL GOLD CORPORATION
                             1998 STOCK OPTION PLAN
                             FOR OUTSIDE DIRECTORS

    Getchell Gold Corporation, (the "Company"), hereby adopts this Getchell Gold Corporation 1998 Stock Option Plan for Outside Directors. The purpose of this stock option plan is to obtain, motivate and retain experienced Outside Directors by offering them an opportunity to become owners of the Common Stock of the Company.

                                   ARTICLE I.
                                  DEFINITIONS

    Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

SECTION 1.1.  BOARD

    "Board" shall mean the Board of Directors of the Company.

SECTION 1.2.  CODE

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.3.  COMMON STOCK

    "Common Stock" shall mean the Company's common stock, $.0001 par value.

SECTION 1.4.  COMPANY

    "Company" shall mean Getchell Gold Corporation, a Delaware corporation.

SECTION 1.5.  DIRECTOR FEES

    "Director Fees" shall mean the annual retainer fee and regular meeting fees, including committee or Board chairperson fees, if any, provided to be paid by the Company to an Outside Director.

SECTION 1.6.  EXCHANGE ACT

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

SECTION 1.7.  FAIR MARKET VALUE

    "Fair Market Value" shall mean as of any given date:

    (A) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the American Stock Exchange, the closing sales price for the Common Stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the WALL STREET JOURNAL or similar publication.

    (B) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for the Common Stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

    (C) In the absence of an established market for the Common Stock, as determined in good faith by the Board, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

SECTION 1.8.  OPTION

    "Option" shall mean a non-qualified option to purchase Common Stock of the Company, granted under the Plan.

SECTION 1.9.  OPTIONEE

    "Optionee" shall mean an Outside Director to whom an Option is granted under the Plan.

SECTION 1.10.  OUTSIDE DIRECTOR

    "Outside Director" shall mean a member of the Board who is not an employee of the Company, a Parent Corporation or a Subsidiary under Section 3401(c) of the Code and who is not legally or contractually prohibited from receiving and holding personally an Option.

SECTION 1.11.  PARENT CORPORATION

    "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.12.  PERMITTED TRANSFEREE

    "Permitted Transferee" shall mean (i) one or more of the following family members of an Optionee: spouse, former spouse, child (whether natural or adopted), stepchild, and any other lineal descendant of the Optionee, (ii) a trust, partnership or other entity established and existing for the sole benefit of, or under the sole control of, one or more of the above family members of the Optionee, or (iii) any other transferee specifically approved by the Board after taking into account any state or federal tax or securities laws applicable to transferable Options.

SECTION 1.13.  PLAN

    "Plan" shall mean this Getchell Gold Corporation 1998 Stock Option Plan for Outside Directors.

SECTION 1.14.  RULE 16b-3

    "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.15.  SECRETARY

    "Secretary" shall mean the Secretary of the Company.

SECTION 1.16.  SECURITIES ACT

    "Securities Act" shall mean the Securities Act of 1933, as amended.

SECTION 1.17.  SUBSIDIARY

    "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Subsidiary" shall also mean any partnership or limited liability company in which the Company and/or any Subsidiary owns more than 50% of the capital or profits interests.

                                  ARTICLE II.
                             SHARES SUBJECT TO PLAN

SECTION 2.1.  SHARES SUBJECT TO PLAN

    The shares of stock subject to Options shall be shares of the Common Stock. The aggregate number of such shares which may be issued upon exercise of Options shall not exceed 170,000.

SECTION 2.2.  UNEXERCISED OPTIONS

    If any Option expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be granted hereunder, subject to the limitations of Section 2.1.

SECTION 2.3.  CHANGES IN COMPANY'S SHARES

    In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, or the number of shares is increased or decreased by reason of a stock split-up, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company (provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration), the Board acting in good faith shall make appropriate adjustments in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options.

                                  ARTICLE III.
                              GRANTING OF OPTIONS

SECTION 3.1.  ELIGIBILITY

    Any Outside Director of the Company shall be eligible to be granted Options.

SECTION 3.2.  GRANTING OF OPTIONS

    3.2.1.  INITIAL GRANT

    Each person who is an Outside Director at the time the Plan is adopted by the Board, shall immediately upon such adoption be granted an Option to purchase 5,000 shares of Common Stock. Any person who is not an Outside Director at such time, but who later becomes an Outside Director within six months following an Annual Meeting of Stockholders of the Company, shall be granted on the date of his election or appointment as an Outside Director an Option to purchase 5,000 shares of Common Stock.

    3.2.2.  SUBSEQUENT GRANTS

    Each Outside Director shall be granted on the date of each Annual Meeting of Stockholders of the Company (so long as he is an Outside Director at the close of business on the day of such Annual Meeting) an Option to purchase 5,000 shares of Common Stock; PROVIDED, HOWEVER, that no Outside Director may acquire more than an aggregate of 15,000 shares of Common Stock pursuant to Sections 3.2.1. and 3.2.2. of this Plan.

    3.2.3.  GRANTS IN LIEU OF CASH COMPENSATION

    Each Outside Director may elect to forego cash payment of all or any mechanically calculable portion of his or her Director Fees for any fiscal year ("Cash Replacement Fees") and receive, on the last day of such fiscal year, an Option to purchase the number of whole shares equal to the Cash Replacement Fees divided by one-third of the Fair Market Value of the Common Stock on the last day of such fiscal year rounded up to reflect fractional shares. An election pursuant to this Section 3.2.3 shall be made prior to the date that is six months from the commencement of the fiscal year to which the grant relates. Such election shall be irrevocable for such fiscal year, and such election can only be changed with respect to future fiscal years by written notice at least six months prior to the commencement of the fiscal year in question.

SECTION 3.3.  NO OPTION GRANT WHERE PROHIBITED

    No person shall be granted an Option under this Plan if at the time of such grant, the grant is prohibited by applicable law or by the policies of the employer of such person or of any other company of which such person is a member of the board of directors or a general partner.

                                  ARTICLE IV.
                                TERMS OF OPTIONS

SECTION 4.1.  OPTION AGREEMENT

    As soon as practicable after an Outside Director becomes entitled to the grant of an Option under Section 3.2 above, the Secretary shall cause to be executed a written Stock Option Agreement, which shall be executed by the Outside Director and an authorized officer of the Company and which shall contain such terms and conditions as approved by the Board consistent with the Plan.

SECTION 4.2.  OPTION PRICE

    The exercise price per share subject to each Option granted pursuant to
Section 3.2 shall be the Fair Market Value on the date such Option is granted.

SECTION 4.3.  TERM

    The term of each Option shall be eight years from the date such Option first becomes exercisable, subject to earlier termination in accordance with Sections
4.5 or 4.6.

SECTION 4.4.  EXERCISE SCHEDULE

    An Option granted under Section 3.2.1, 3.2.2 or 3.2.3 shall be exercisable at the later of (i) the date of grant or (ii) November 14, 1999. Notwithstanding the foregoing, an Option held by an Outside Director shall become immediately exercisable in full upon the adoption by the Company of a plan for liquidation, dissolution, merger, consolidation or reorganization as described in clause (x),
(y) or (z) of Section 4.6., unless the exercise of such Option would preclude the application of pooling of interests accounting treatment to such transaction.

SECTION 4.5.  TERMINATION OF MEMBERSHIP ON THE BOARD

    Except in the case of death, disability, serious illness, age or an unsuccessful attempt to win reelection to the Board after nomination for election at the recommendation of the Board, if an Outside Director's membership on the Board terminates for any reason, an Option held at the date of termination may be exercised in whole or in part for up to 100% of the shares covered by such Option at any time within one year after the date of such termination (but in no event after the term of the Option expires) and shall thereafter terminate. If an Outside Director's membership terminates because of death, disability, serious illness, age or an unsuccessful attempt to win reelection to the Board after nomination for election at the recommendation of the Board, an Option held at the date of such termination may be exercised for up to 100% of the shares covered by such Options at any time within three years after the date of such termination (but in no event after the term of the Option expires) and shall thereafter terminate.

SECTION 4.6.  CHANGE OF CONTROL

    In the event of (x) a dissolution or liquidation of the Company, (y) a merger or consolidation in which the Company is not the surviving corporation or
(z) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the Outside Director shall have the right to exercise such Option as to an equivalent number of shares of stock of any corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, merger, consolidation or reorganization, unless such exercise would preclude the application of pooling of interests accounting treatment to such transaction.

SECTION 4.7.  ADJUSTMENTS IN OUTSTANDING OPTIONS

    In the event that the outstanding shares of Common Stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, or the number of shares is increased or decreased by reason of a stock split-up, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company (provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration), the Board acting in good faith shall make appropriate adjustments in the number and kind of shares as to which all outstanding Options, or portions thereof then Unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share. Any such adjustment made by the Board shall be final and binding upon all Optionees, the Company and all other interested persons. This
Section 4.7 shall be subject to Section 4.6.

                                   ARTICLE V.
                              EXERCISE OF OPTIONS

SECTION 5.1.  PERSON ELIGIBLE TO EXERCISE

    Except as provided in Section 7.1, during the lifetime of the Optionee, only the Optionee may exercise an Option (or any portion thereof) granted to the Optionee. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by the Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

SECTION 5.2.  PARTIAL EXERCISE

    At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such

Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and any partial exercise of the Option shall be with respect to no less than 100 shares (or such lesser remaining number of shares subject to the Option).

SECTION 5.3.  MANNER OF EXERCISE

    An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

    5.3.1.  NOTICE

    Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Board.

    5.3.2.  PAYMENT

    (a) Full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised; or

    (b) With the consent of the Board, shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company; or

    (c) With the consent of the Board and subject to the timing requirements of
Section 5.4, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

    (d) With the consent of the Board, a full recourse promissory note bearing interest (at least such rate as shall then preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Board. The Board may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

    (e) With the consent of the Board, any combination of the consideration provided in the foregoing subsections (a), (b), (c) and (d).

    5.3.3.  TAX WITHHOLDING

    The payment to the Company of all amounts, if any, which it is required to withhold under federal, state or local law in connection with the exercise of the Option; with the consent of the Board, (i) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer or (ii) subject to the timing requirements of Section 5.4, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, valued at Fair Market Value as of the date of Option exercise, may be used to make all or part of such payment.

    5.3.4.  SECURITIES REPRESENTATIONS

    Such representations and documents as the Board deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Board may also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

    5.3.5.  PROOF OF THIRD PARTY RIGHT TO EXERCISE

    In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 5.4.  CERTAIN TIMING REQUIREMENTS

    Shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option may be used to satisfy the Option price or the tax withholding consequences of such exercise only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending one month before the end of the quarter or (ii) pursuant to an irrevocable written election by the Optionee to use shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the withholding taxes (subject to the approval required under Sections 5.3.2 and 5.3.3) made at least six months prior to the payment of such Option price or withholding taxes.

SECTION 5.5.  CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

    The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

    (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

    (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall deem necessary or advisable;

    (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall determine to be necessary or advisable;

    (d) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and

    (e) The lapse of such reasonable period of time following the exercise of the Option as the Board may establish from time to time for reasons of administrative convenience.

SECTION 5.6.  RIGHTS AS STOCKHOLDERS

    The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect to any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

SECTION 5.7.  TRANSFER RESTRICTIONS

    Unless otherwise approved in writing by the Board, no shares acquired upon exercise of any Option by any Outside Director may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date that such Option was granted.

                                  ARTICLE VI.
                                 ADMINISTRATION

SECTION 6.1.  DUTIES AND POWERS OF THE BOARD

    It shall be the duty of the Board to conduct the general administration of the Plan in accordance with its provisions. The Board shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

SECTION 6.2.  COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

    All expenses and liabilities incurred by the Board in connection with the administration of the Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Board, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. The Board shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                  ARTICLE VII.
                                OTHER PROVISIONS

SECTION 7.1.  TRANSFERABILITY

    (a) No Option under this Plan may be sold, pledged, assigned or transferred in any manner other than by domestic relations order or by will or the laws of descent and distribution unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed; provided, however, that an Optionee may transfer an Option to a Permitted Transferee subject to the following terms and conditions:

        (i) An Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by domestic relations order or by will or the laws of descent and distribution;

        (ii) Any Option which is transferred to a Permitted Transferee shall continue to be subject to all of the terms and conditions of the Option as applicable to the original holder (other than the ability to further transfer the Option);

       (iii) The Optionee and the Permitted Transferee shall execute any and all documents reasonably requested by the Board, including without limitation documents to (i) confirm the status of the transferee as a Permitted Transferee, (ii) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (iii) evidence the transfer; and

        (iv) Shares of Common Stock acquired by a Permitted Transferee through exercise of an Option have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be transferred, nor will any assignee or transferee thereof be recognized as an owner of such shares of Common Stock for any purpose, unless a registration statement under the Securities Act of 1933, as amended, and any applicable state securities laws with respect to such shares shall then be in effect or unless the availability of an exemption from registration with respect to any proposed transfer or disposition of such shares shall be established to the satisfaction of counsel for the Company.

    (b) No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the provisions of Section 7.1(a).

SECTION 7.2.  AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

    The Plan may be wholly or partially amended or otherwise modified (generally not more frequently than once every six months), suspended or terminated at any time or from time to time by the Board. However, without approval of the Company's stockholders given within twelve months before or after the action by the Board, no action of the Board may: (i) except as provided in Section 2.3, increase any limit imposed in Section 2.1 on the maximum number of shares which may be issued upon exercise of Options; (ii) materially modify the eligibility requirements of Section 3.1; (iii) reduce the minimum Option price requirements of Section 4.2; (iv) extend the limit imposed in this Section 7.2 on the period during which Options may be granted; or (v) amend or modify the Plan in a manner requiring stockholder approval under Rule 16b-3. Notwithstanding anything to the contrary contained herein, the Board, with respect to the Plan or any Option, shall not (y) amend or modify any provision concerning the amount, price and timing of any Option (including, without limitation, the provisions of Sections
3.2 and 4.2 of the Plan) more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (z) otherwise amend or modify the Plan or any Option in any manner inconsistent with the requirements of Rule 16b-3. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the expiration of ten years from the date the Plan is adopted by the Board.

SECTION 7.3.  EFFECTIVE DATE OF PLAN

    The Plan shall be effective on the date it is adopted by the Board, but all Options shall be conditioned upon approval of the Plan at a duly held meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the shares of the Company represented in person or by proxy and entitled to vote at the meeting.

SECTION 7.4.  EFFECT OF PLAN UPON OTHER OPTION AND COMPENSATION PLANS

    The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (a) to establish any other forms of incentives or compensation for directors of the Company or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 7.5.  NO RIGHT TO CONTINUED MEMBERSHIP ON THE BOARD

    Nothing in this Plan or in any Stock Option Agreement shall confer upon any Outside Director any right to continue as a director of the Company or shall interfere with or restrict in any way the rights of the Company and its stockholders, which are hereby expressly reserved, to remove any Outside Director at any time for any reason whatsoever, with or without cause.

SECTION 7.6.  TITLES

    Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION 7.7.  CONFORMITY TO SECURITIES LAWS

    The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

                          Getchell Gold Corporation
                      5460 S. Quebec Street, Suite 240
                         Englewood, Colorado  80111

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints G.W. Thompson and J. Kelley Williams as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Getchell Gold Corporation (the "Company") held of record by the undersigned on March 30, 1998, at the Annual Meeting of Stockholders to be held on May 14, 1998, and at any adjournment or postponement thereof.

1.  Election of Directors:   FOR ALL nominees        WITHHOLD AUTHORITY for all
                             listed below (except    nominees listed below
                             as indicated to the
                             contrary below)

Pete Ingersoll           G.W. Thompson           William E. Nettles

(INSTRUCTION:    To withhold authority to vote for any individual nominee,
                 write that nominee's name in the space provided below)


2.  Approval of the 1998 Stock Option Plan for Outside Directors.

                          FOR     AGAINST     ABSTAIN

3.  Approval of the Amendment to the 1996 Long Term Equity Incentive Plan.

                          FOR     AGAINST     ABSTAIN

4. Ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for 1998.

                          FOR     AGAINST     ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

                                [Reverse side]

     All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.


                                      Dated:                     , 1998
                                             --------------------
                                              (Signature)

                                              (Signature)

                                      Please date this Proxy and sign it
                                      exactly as your name or names
                                      appear below. When shares are held
                                      by joint tenants, both should
                                      sign. When signing as an attorney,
                                      executor, administrator, trustee
                                      or guardian, please give full
                                      title as such. If shares are held
                                      by a corporation, please sign in
                                      full corporate name by the
                                      President or other authorized
                                      officer. If shares are held by a
                                      partnership, please sign in
                                      partnership name by an authorized
                                      person.


PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED
     ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.